Exhibit 10.36

Contract No.: H.Y. (2020) S.Z.Zi (TUO YI) No. 108

General Credit Agreement

(Corporate Business)

[Unofficial English Translation]

China Resources Bank of Zhuhai Co., Ltd.

February 2020 Version

General Credit Agreement

Credit Receiver: United Time Technology Co., Ltd. (hereinafter referred to as “Party A”)

Credit Grantor: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch (hereinafter referred to as “Party B”)

Upon the application of Party A, Party B agrees to provide the credit line to Party A. Now Party A and Party B have reached an agreement on the following terms and conditions through full negotiation in accordance with relevant laws and regulations, and hereby conclude this Contract.

Chapter I Credit Line and Specific Credit Line

Article I Credit Line

1.The credit line provided by Party B to Party A under this Contract (unless otherwise agreed by both parties, this credit line shall not include the part of credit amount with the same amount as and corresponding to the deposit or deposit pledge guarantee provided by Party A or a third party for specific business under this Contract, the same below) is: RMB (currency) Twenty-two Million only (in words) (including the equivalent in other currencies; the exchange rate shall be converted according to the exchange quotation announced by Party B when each specific business actually occurs, the same below).

2. Party A and Party B agree that from the effective date of this Contract, the balance of outstanding debts of Party A under “  /  ” (Contract Name) numbered   /   shall be deducted from the total credit line of this Contract and shall be resumed after settlement.

Article II Subject to the above credit line, the specific credit line for each specific business is as follows (mark “√” in ☐ if applicable, and mark “X” if not applicable, the same below):

1. General loan: The specific credit line shall not exceed RMB Twenty-two million only.

2. Bank acceptance bill: Specific credit line________.

3. Discount of bank acceptance: Specific credit line ________.

4. Guaranteed discount of trade acceptance: Specific credit line ________.

5. Trade financing: Specific credit line ________.

Trade financing includes ☐establishment of letters of credit, ☐import bill advance, ☐delivery guarantee, ☐import collection bill advance, ☐packing loan, ☐export bill advance, ☐export collection bill advance, ☐import/export remittance financing, ☐short-term credit insurance financing and other business types.

6. Other:____________________________ /_________________________________

7. Upon the application of Party A and the examination and approval of Party B, within the credit line, the aforesaid specific business types can be adjusted and changed, and the specific credit lines can also be shared among various types.

8. In the process of handling a single specific business under this Contract, if Party A or a third party provides deposit or deposit pledge guarantee under such specific business, such specific business will no longer occupy the credit line hereunder which is equivalent to the same amount corresponding to the deposit or deposit pledge guarantee under the Contract.

Chapter II Credit Term

Article III The credit line shall be effective from November 13, 2020 to November 13, 2022, and the maturity date of a particular business under the credit line shall be May 13, 2023, the latest. During the credit term, the credit line may (may/may not) be revolving, but the sum of the credit balances of various specific business types shall not exceed the credit line; the commencement date of the specific credit line under each specific business shall not exceed the expiration date of the aforesaid credit term.

Chapter III Use of Credit Line

Article IV The signing of this Contract by Party A and Party B shall not constitute Party B’s credit commitment to Party A. For specific credit business under the credit line, Party A shall submit a written application to Party B on a case-by-case basis, and Party B has the right to decide at its own discretion whether to grant Party A a single credit under the credit line. If Party B agrees to grant a single credit after approval on a case-by-case basis, Party A and Party B shall separately sign a corresponding single specific business contract (including loan receipt/loan certificate) according to the nature of the business, or Party A shall submit to Party B the relevant business application accepted by Party B, specifying the amount, period and specific purpose of the credit.

Article V When handling a specific business, if Party A and Party B have signed a specific business contract (including loan receipt/loan certificate) and the specific business contract (including loan receipt/loan certificate) is inconsistent with the provisions of this Contract, the specific business contract (including loan receipt/loan certificate) shall prevail.

Chapter IV Credit Transfer under the Credit Line

Article VI Party A agrees to transfer all or part of this credit line to the following third persons (i.e. the following subjects may also use this credit line), and provide joint and several liability guarantee for the principal, interest, default interest and compound interest of all debts (including contingent debts), expenses for realizing creditor’s rights (including but not limited to litigation fees, lawyer fees, notarization fees and enforcement fees) incurred by the following subjects under this credit line, and other losses and expenses caused to Party B due to debtor’s breach of contract. The guarantee period shall be three years from the maturity date (including the early maturity) agreed in the specific credit agreement.

The specific credit transferee(s) and amount are as follows:

1. _____________ /_________(credit transferee), amount: ____ /________(currency) (in words) __________.

2.___________ /___________(credit transferee), amount: ____ /________(currency) (in words) __________.

3._____________ /_________(credit transferee), amount: ____ /________(currency) (in words) __________.

4. Other:__________________________ /___________________________________________

Chapter V Interest and Expenses

Article VII Loans, financing interest rates and fees charged for related businesses within the credit line under this Contract shall comply with the stipulations of each specific business contract.

Article VIII All expenses incurred due to the conclusion and performance of this Contract shall be determined by both parties through negotiation, except that laws, regulations and rules specify otherwise. For the mortgage or pledge guarantee provided for a single credit under this Contract, an evaluation institution recognized by Party B shall be entrusted to evaluate the value of the guarantee or pledge and issue an evaluation report, and the relevant evaluation expenses shall be borne by Party B (Party A/Party B). If Party A fails to repay the debts owed to Party B under this Contract on schedule, all expenses incurred by Party B to realize the creditor’s rights (including but not limited to legal fees, arbitration fees, property preservation fees, travel expenses, enforcement fees, evaluation fees, auction fees, notarial fees, service fees, announcement fees and attorney fees) shall be borne by Party A. Party A agrees that Party B has the right to deduct such expenses directly from any account opened by Party A in any branch of China Resources Bank of Zhuhai Co., Ltd.

Chapter VI Party A’s Commitments

Article IX Party A is an entity duly incorporated and legally existing in accordance with Chinese laws and with corporate capacity, and has sufficient capacity for civil conduct to sign and perform this Contract.

Article X The signing and performance of this Contract has been fully authorized by the Board of Directors or other competent authorities.

Article XI The documents, materials, certificates, etc. provided by Party A concerning Party A, Guarantor, Mortgagor (Pledgor) and guarantee (pledge) are true, accurate, complete and valid, and do not contain any material errors inconsistent with the facts or omit any material facts.

Article XII Party A shall pay off debts on time according to the specific business contract and pay all expenses payable on time.

Article XIII The use of funds within the specific credit line by Party A shall comply with the provisions of laws and regulations and the agreements in this Contract and specific business contracts, and shall be subject to inspection by Party B at any time.

Article XIV During the credit term, Party B shall timely submit authentic financial statements, and truthfully provide Party B with the main domestic deposit banks, bank accounts, deposit and loan balances and other relevant business information.

Article XV Party A shall open a settlement account with Party B.

Article XVI During the credit term, where Party A provides any third party with a guarantee in excess of the aforesaid credit line amount, it shall notify Party B in advance and such guarantee shall not affect its ability to pay off its debts to Party B on schedule.

Article XVII Party A represents that there is no violation of laws, regulations and rules related to environmental protection, energy saving and emission reduction and pollution reduction on its part when the Contract is concluded, and promises to strictly abide by the laws, regulations and rules related to environmental protection, energy saving and emission reduction and pollution reduction after the conclusion of the Contract. If the above representation of Party A is false or the above promise is not fulfilled, or Party A may have the risk of energy consumption and pollution, Party B has the right to stop the use of the credit line, or declare that the principal and interest of creditor’s rights (including principal, interest, default interest and compound interest of creditor’s rights, the same below) will expire in advance, or take other remedies agreed in this Contract or permitted by law.

Article XVIII During the credit term, Party A shall bear the following notification obligations:

1. In case of any change in the domicile and place of business of the legal representative (person in charge) or legal person of Party A, as well as any increase or decrease in registered capital and equity interest and significant investment change, Party A shall notify Party B within five days from the date of such change, and provide relevant information.

2. During the credit term, when Party A is involved in major lawsuits, arbitrations or other judicial procedures, administrative penalty procedures, or when there is a significant change in Party A’s operating and financial conditions, and such involvement or change may affect the realization of Party B’s rights as a creditor, Party A shall immediately notify Party B.

3. During the credit term, Party A shall notify Party B in writing two months in advance, if it is engaged in any form of asset restructuring such as merger, acquisition and division, or any form of contracting, leasing and other activities that may change the operational power, or changing the nature and mode of operation of the enterprise, or applying for dissolution, bankruptcy and other termination of the business activities of the enterprise, and shall pay off all debts owed to Party B or specify who should take the debt repayment responsibility.

Article XIX If Party A is a group customer, it shall promptly report to Party B the related transactions that take up more than 10% of Party A’s net assets, including the relationship between the parties to the transaction, transaction items, transaction nature, transaction amount or corresponding proportion, and pricing policy (including transactions with no amount or only nominal amount). Group customer means enterprises and institutions with the following characteristics:

1. Directly or indirectly controlling or being controlled by other enterprises and institutions as legal persons in terms of equity or operation.

2. Jointly controlled by legal person of a third party enterprise or institution.

3. Under jointly direct control or indirect control of the main individual investors, key management personnel or close family members (including lineal relatives within three generations and collateral relatives within two generations).

4. Have other related relationships and assets and profits may not be transferred according to the fair price principle, and shall be regarded as credit management for group customers.

Chapter VII Commitment of Party B

Article XX Party A applies for using the specific credit line as agreed in this Contract, and Party B accepts and approves Party A’s application in a timely manner, and informs Party A of the approval result promptly.

Chapter VIII Breach and Remedies

Article XXI One of the following events shall constitute or be deemed the breach of the Contract by Party A:

1. Party A violates any arrangement set forth in this Contract or specific business contracts or any legal obligation.

2. Party A fails to perform the statements, commitments and guarantees made in this Contract or specific business contracts.

3. Party A expressly states or implies with action that it will not perform any obligation under this Contract or specific business contracts.

4. Party A provides false information to Party B or conceals true and important information, and fails to cooperate with Party B’s investigation, examination and inspection.

5. Party A does not accept or evade Party B’s supervision over its use of credit funds and related production, operation and financial activities.

6. Party A fails to use the proceeds from the loan and/or other credits for the purposes agreed in this Contract and each specific business contract.

7. Party A fails to repay the principal and interest of loans, advancements and other credit balances in full as agreed in this Contract and/or each specific business contract.

8. Party A or the Guarantor (including but not limited to the Guarantor, Pledgor and Mortgagor, the same below) neglects to manage and exercise the right of recourse on its matured debt claims, disposes of its major property without consideration or with unreasonably inadequate consideration, or is engaged in other debt-evading conducts.

9. Party A uses false contracts and arrangements entered with any third party, including but not limited to discounting or pledging receivables such as negotiable instruments without real trade background, to obtain funds or credit from Party B or other banks.

10. Party A or the Guarantor violates other contracts (including but not limited to credit contracts, loan contracts and guarantee contracts) signed with Party B or any securities of debt nature issued by Party A or the Guarantor.

11. Party A or the Guarantor violates other contracts (including but not limited to the credit contract, loan contract and guarantee contract) signed with other financial institutions or any debt-related securities issued by Party A or the Guarantor.

12. Party A’s Guarantor violates the provisions of the guarantee contract (including but not limited to the guarantee contract, mortgage contract and pledge contract, the same below) or breaches any arrangement under the guarantee contract, or the guarantee contract is not effective, invalid or revoked; the value of the collateral is significantly reduced, lost, the ownership of which is disputed, or it is sealed up, detained, frozen, deducted, retained, auctioned, etc.

13. Other defaulting events that affect the business activities of Party A and the Guarantor and the loan safety of Party B, including but not limited to:

(1) Party A or the Guarantor’s operation and financial situation deteriorate, resulting in significant financial losses. Asset losses (including but not limited to asset losses due to its external guarantee liabilities) or other financial crises.

(2) Party A is subject to administrative punishment or criminal sanction or is involved in major legal disputes due to illegal business practices.

(3) Party A, the shareholder or the actual controller of Party A, the legal representative or the major administrative staff of the Guarantor are involved in major legal actions or their major assets are subject to compulsory measures such as property preservation or are subject to administrative penalties or criminal sanctions, or other events that lead to their inability to perform their duties normally.

(4) The guarantee provided by Party A or Guarantor to a third party has a significant adverse impact on its financial status or its ability to perform its obligations under the Contract.

(5) Party A or the Guarantor has separation, merger, major acquisition and reorganization, disposal of major assets, reduction of capital, closure, suspension of business for rectification, liquidation, reorganization, cancellation, dissolution, bankruptcy, revocation of business license, etc.

(6) Other circumstances that Party B believes seriously damage its loan safety.

Article XXII If one of the following circumstances occurs to the Guarantor, considering that it may affect the Guarantor’s guarantee ability, Party B requires the Guarantor to eliminate the adverse effects caused thereby, or requires Party A to add or replace the guarantee conditions, but the Guarantor and Party A fail to cooperate, the breach shall be deemed to have occurred:

1. The Guarantor conceals its actual ability to undertake the guarantee responsibility or has not obtained the authorization from the competent authority.

2. The Guarantor fails to go through the annual inspection registration formalities on time.

3. The Guarantor neglects to manage and recourse its due creditor’s rights, or disposes of its existing main property in a free or other improper manner.

Article XXIII If the Mortgagor (or the Pledger) encounters any of the following circumstances, Party B considers that it may cause the mortgage (or pledge) to be non-established or the mortgage (or pledge) to be insufficient in value, requires the Mortgagor (or the Pledger) to eliminate the adverse effects caused thereby, or requires Party A to increase or replace the guarantee conditions, and the Mortgagor (or the Pledger) and Party A fail to cooperate, it shall be deemed as a defaulting event:

1. The Mortgagor (or the Pledger) has no ownership or right to dispose of the collateral (or the pledge), or the ownership is in dispute.

2. Collateral (or pledge) has been leased, sealed up, detained, supervised, or contains legal priority (including but not limited to priority of construction project payment), and/or such situation is concealed.

3. Without the written consent of Party B, the Mortgagor transfers, leases, re-mortgages or otherwise disposes of the collateral in any inappropriate way, or the proceeds from the disposal of the collateral are not used to repay the debts owed by Party A to Party B as required by Party B despite the written consent of Party B.

4. Where the Mortgagor fails to properly preserve, maintain and repair the collateral, resulting in significant devaluation of the collateral; or the act of the Mortgagor directly endangers the collateral, resulting in a decrease in the value of the collateral; or the Mortgagor fails to insure the collateral according to the requirements of Party B during the mortgage period.

Article XXIV In the occurrence of any defaulting event agreed herein, Party B has the right to take the following measures respectively or simultaneously:

1. Reduce the credit line under this Contract or stop the use of the remaining credit line.

2. Collect the principal and interest of the loan and related expenses within the credit line ahead of the due date.

3. For bills of exchange accepted by Party B or letters of credit, guarantees and delivery guarantees opened (including entrusted re-opening) within the credit term, regardless of whether Party B has made advances or not, Party B may require Party A to add the deposit amount, or transfer the deposits of Party A in other accounts opened with Party B into the depositary account as the deposit for paying off Party A’s future installments under this Contract, or hand over the corresponding funds to a third party for deposit as the deposit for Party A’s payments.

4. Direct withdraw from Party A’s deposits in any bank accounts opened with Party B and various branches of China Resources Bank of Zhuhai Co., Ltd., to pay off all debts of Party A under this Contract and various specific contracts.

5. Party A shall be obliged to compensate all losses caused to Party B due to Party A’s breach of contract.

6. Party B has the right to require Party A to remediate the breach of contract or other circumstances unfavorable to the credit safety within a time limit, and implement other debt guaranteeing measures or provide other effective guarantees.

7. Exercise security rights and take corresponding asset preservation measures and other legal actions.

8. Other remedies for breach of contract that are available to Party B.

Chapter IX Effectiveness of Contract

Article XXV This Contract shall be signed by the legal representatives or authorized agents of both parties to the Contract and shall come into effect after both parties affix their seals.

Chapter X Dispute Resolution

Article XXVI The laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan) shall apply to this Contract and any matters involved in this Contract. Disputes arising from the performance of this Contract by both parties shall first be settled by both parties through negotiation. If the negotiation fails, it can be resolved by the following 1st method:

1. Litigation. It shall be under the jurisdiction of the people’s court in the place where Party B resides.

2. Arbitration. The dispute shall be submitted to / (full name of arbitration institution) for arbitration in accordance with the arbitration rules in effect at the time of submitting the application for arbitration. The arbitration award shall be final and binding on both parties.

During the litigation or arbitration, the provisions of this Contract that do not involve the disputes shall still be performed.

Chapter XI Entire Contract

Article XXVII Each specific business contract signed by Party A and Party B according to this Contract shall be an effective part of this Contract and forms the entire contract.

Article XXVIII Any failure by Party A to perform the obligations agreed in any specific business contract signed by both parties under this credit contract shall constitute a breach of this Contract, and Party B may terminate this Contract, and recover all outstanding creditor’s rights in advance or take other remedies for breach of contract agreed in this Contract.

Article XXIX For matters not covered in this Contract, Party A and Party B may separately reach a written supplementary contract, which has the same legal effect as this Contract.

Chapter XII Supplementary Provisions

Article XXX Party B has the right to require Party A and the Guarantor to provide the relevant information required by Party B, and has the right to query and use the credit reports and relevant information of Party A and the Guarantor through the basic financial credit information database or other information systems recognized or approved by the competent national authorities such as credit bureaus established in accordance with the law in the process of contract performance and post-loan management;

Party B has the right to provide the information related to the Contract (including bad information such as Party A’s breach of contract) and other relevant information (including basic information of Party A and the Guarantor, credit transaction information such as transaction records formed in credit granting and external guarantee and other relevant credit information) to the basic financial credit information database or other credit reference institutions established in accordance with the law, regulations or other regulatory documents or the requirements of the financial regulatory authority.

Party A agrees that Party B has the right to transfer all or part of the creditor’s rights under this Contract to a third party without obtaining Party A’s prior consent.

Article XXXI This Contract is made in triplicate, with Party A holding one copy, Party B holding one copy and the other party holding one copy. All copies shall be equally authentic.

Article XXXII If any provision of this Contract is illegal, invalid or unenforceable at any time, the legality, validity or enforceability of other provisions of this Contract will not be affected or impaired in any way.

Article XXXIII The headings of this Contract are for convenience of reading only and shall not be used for the interpretation of this Contract or any other purpose. The options selected and filled contents in this Contract shall have the same legal effect as the printed contents of this Contract.

Unless there is reliable and definite evidence to the contrary, Party B’s internal accounting records of principal, interest, compound interest, default interest, expenses and repayment records, documents and vouchers produced or kept by Party B during Party A’s repayment, interest payment and other business processes, and Party B’s collection records and vouchers all constitute conclusive evidence to effectively prove the creditor’s rights relationship between both parties. Party A shall not raise any objection just on the ground that the above records, documents and vouchers are made or retained by Party B unilaterally.

Article XXXIV Confirmation and Notification of Service Address

1. Confirmation of Delivery Address

(1) The contact information and delivery address under this Contract are as follows:

Address of Party A: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ______, E-mail: ______.

Address of Party B: 3rd Floor, Phase II, Zhuoyue Shidai Square, Futian District; Recipient: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch.

(2) Both parties agree that the above contact information and delivery address shall apply to all non-litigation notices, agreements and other documents of the parties; serve as the address for service in judicial proceedings after the contract is performed and disputes arise. The scope of application includes arbitration, first instance, second instance, retrial and execution procedures for cases entering the judicial procedure. Once the legal document has been sent (mailed) by the court (arbitration institution) to the party according to the above address, it shall be deemed to have been delivered whether signed or not, or signed by whomsoever.

(3) Both parties agree that the court (arbitration institution) may use the fax and e-mail confirmed above to deliver legal documents.

(4) In case of any change of the aforesaid contact information and service address of either party hereto, it shall immediately notify the other party in writing; if the judicial procedure has been entered, the court (arbitration institution) shall be notified in writing in a timely manner.

If the parties fail to perform the notification obligation as set forth above, the contact information and delivery address confirmed by the parties shall be deemed to be the valid delivery address. In case of the legal documents are not actually received by one party for the reason that the party provides inaccurate delivery address, fails to timely notify other parties and court (arbitration institution) the change of delivery address, or the party or the designated recipient refuses to receive the legal documents, if it is delivered by mail, the date of return of the legal document shall be deemed as the date of delivery; for direct delivery, the date on which the addressee records the situation on the service receipt on the spot shall be deemed as the date of delivery; if the obligation to notify the change of delivery address is fulfilled, the changed delivery address shall be valid. For the contact information and delivery address explicitly agreed by one party herein, the court (arbitration institution) may directly mail the legal documents. Even if a party fails to receive the legal document served by mail from the court, it shall be deemed to have been delivered as stipulated in the Contract.

In case of that the dispute is to be solved by judicial process, if one party responds to the lawsuit and directly submits a confirmation letter of delivery address to the court (arbitration institution), when the confirmed address is inconsistent with the delivery address confirmed before the lawsuit, the confirmed delivery address submitted to the court (arbitration institution) shall prevail.

2. Notification

Where Party B sends the notice by way of announcement on its website, online banking, telephone banking, mobile banking or business outlets, the date of announcement shall be deemed as the date of delivery. Under no circumstances shall Party B be responsible for any transmission errors, omissions or delays in mail, fax, telephone or any other communication system.

Article XXXV If Party B needs to entrust other branches of China Resources Bank of Zhuhai Co., Ltd. to perform its rights and obligations under this Contract due to business needs, Party A shall approve this. Other branches of China Resources Bank of Zhuhai Co., Ltd. authorized by Party B shall have the right to exercise all rights under this Contract, and have the right to bring a lawsuit to the court or submit the dispute under this Contract to the arbitration institution for adjudication.

Article XXXVI Other matters agreed upon by both parties:

______________________________/_______________________ ___________________________________

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This Contract was signed by Party A and Party B on November 13, 2020. Party A confirms that when signing the Contract, both parties have explained and discussed all the terms in detail, both parties have no doubt about all the terms of the Contract and have an accurate understanding of the legal significance of the parties’ rights, obligations and limitation or exemption clauses.

Party A (Official Seal): United Time Technology Co., Ltd. (Seal Affixed)

Legal Representative or Authorized Agent: Bao Minfei (Seal Affixed)

Party B (Seal): China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch (Seal Affixed)

Legal Representative or Authorized Agent: Zhao Yuwu (Seal Affixed)